UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2017

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	No. 000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

100 S. High Street, Columbus Grove, Ohio (Address of principal executive offices)	45830-1241 (Zip Code)

Registrant’s telephone number, including area code:   (419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the shareholders of United Bancshares, Inc. was held on April 26, 2017.  At the meeting, the following items were voted on by the shareholders of United Bancshares, Inc.:

1.  Election of directors to serve until the 2018 Annual Meeting;

2. An Amendment to the Amended and Restated Articles of Incorporation of United Bancshares, Inc. to authorize 750,000 shares of preferred stock of United Bancshares, Inc.; and

3.

Ratifying the appointment of CliftonLarsonAllen LLP as the independent registered accounting firm for of United Bancshares, Inc.

Proposal 1 -  Election of Directors

The shareholders elected the following nominees for director at the meeting by the votes indicated below:

Director	For	Withheld
Robert L. Benroth	1,614,826	389,071
James N. Reynolds	1,608,064	395,833
H. Edward Rigel	1,612,200	391,697
David P. Roach	1,616,286	387,611
Daniel W. Schutt	1,605,977	397,920
R. Steven Unverferth	1,613,912	389,984
Brian D. Young	1,624,425	379,472

Proposal 2 - An amendment to the Corporation’s Amended and Restated Articles of Incorporation of United Bancshares, Inc. to authorize 750,000 shares of Preferred Stock of United Bancshares, Inc.

At the meeting, the proposal to amend the Corporation’s Amended and Restated Articles of Incorporation to authorize 750,000 shares of a Preferred Stock failed to receive the affirmative vote of a two-thirds majority of shares entitled to vote at the annual meeting.

For	Against	Abstain
1,364,985	562,220	76, 692

In addition to the votes reported below, there were 507,926 non-votes on this proposal.

Proposal 3 - Ratifying the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation.

At the meeting, the shareholders ratified the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation by the votes indicated below:

For	Against	Abstain
2,439,265	36,343	36,216

There were no non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED BANCSHARES, INC.

Date: April 28, 2017	By: /s/ Brian D. Young
Brian D. Young President and Chief Executive Officer